EXHIBIT EX-99.a.14

                                 GAM FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


     GAM FUNDS, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The number of shares of capital stock that the Corporation is authorized to issue is increased by an aggregate of Three Hundred Million (300,000,000) shares, each with a par value of $.001, as follows:

        Designations                                       Number of Shares
        ------------                                       ----------------

        GAM International Fund Class A                      110,000,000
        GAM International Fund Class D                       25,000,000
        GAM Global Fund Class A                              25,000,000
        GAM Pacific Basin Fund Class A                       25,000,000
        GAM Europe Fund Class A                              25,000,000
        GAM North America Fund Class A                       25,000,000
        GAM Japan Capital Fund Class A                       32,500,000
        GAM Asian Capital Fund Class A                       32,500,000

     SECOND: Immediately before the increase, the Corporation was authorized to issue Four Hundred Million (400,000,000) shares of capital stock, par value
$0.001 per share, and having an aggregate par value of Four Hundred Thousand Dollars ($400,000), such shares having the following designations:

        Designations                                     Number of Shares
        ------------                                     ----------------

        GAM International Fund Class A                      40,000,000
        GAM International Fund Class D                      25,000,000
        GAM Global Fund Class A                             25,000,000
        GAM Global Fund Class D                             25,000,000
        GAM Pacific Basin Fund Class A                      25,000,000
        GAM Pacific Basin Fund Class D                      25,000,000
        GAM Europe Fund Class A                             25,000,000
        GAM Europe Fund Class D                             25,000,000
        GAM North America Fund Class A                      25,000,000
        GAM North America Fund Class D                      25,000,000
        GAM Japan Capital Fund Class A                      12,500,000
        GAM Japan Capital Fund Class D                      12,500,000


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        GAMerica Capital Fund Class A                       25,000,000
        GAMerica Capital Fund Class D                       25,000,000
        GAM Asian Capital Fund Class A                      12,500,000
        GAM Asian Capital Fund Class D                      12,500,000
        GAM Mid-Cap U.S. Fund Class A                       17,500,000
        GAM Mid-Cap U.S. Fund Class D                       17,500,000

As increased, the Corporation is authorized to issue Seven Hundred Million (700,000,000) shares of capital stock, par value $0.001 per share, having an aggregate par value of Seven Hundred Thousand Dollars ($700,000), as follows:

        Designations                                     Number of Shares
        ------------                                     ----------------

        GAM International Fund Class A                     150,000,000
        GAM International Fund Class D                      50,000,000
        GAM Global Fund Class A                             50,000,000
        GAM Global Fund Class D                             25,000,000
        GAM Pacific Basin Fund Class A                      50,000,000
        GAM Pacific Basin Fund Class D                      25,000,000
        GAM Europe Fund Class A                             50,000,000
        GAM Europe Fund Class D                             25,000,000
        GAM North America Fund Class A                      50,000,000
        GAM North America Fund Class D                      25,000,000
        GAM Japan Capital Fund Class A                      45,000,000
        GAM Japan Capital Fund Class D                      12,500,000
        GAMerica Capital Fund Class A                       25,000,000
        GAMerica Capital Fund Class D                       25,000,000
        GAM Asian Capital Fund Class A                      45,000,000
        GAM Asian Capital Fund Class D                      12,500,000
        GAM Mid-Cap U.S. Fund Class A                       17,500,000
        GAM Mid-Cap U.S. Fund Class D                       17,500,000

     THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     FOURTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law.

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     IN WITNESS WHEREOF, GAM FUNDS, Inc. has caused these Articles Supplementary to be executed by its Vice President and witnessed by its Secretary on this 22nd day of February, 1996. The Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                        GAM FUNDS, Inc.


                                        By:  /s/ Kevin J. Blanchfield
                                             -----------------------------------
                                             Kevin J. Blanchfield
                                             Vice President

WITNESS:



/s/ Mary Moran Zeven
--------------------------------
Mary Moran Zeven
Secretary